EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Helen of Troy Limited:

      We consent to the incorporation by reference in the registration statements No. 33-75832, No. 333-11181, No. 333-67349, No. 333-67369, No. 333-90776, and No. 333-103825 on Form S-8, and the registration statement No. 333-99295 on Form S-3, of Helen of Troy Limited and subsidiaries of our reports dated May 14, 2005, with respect to the consolidated balance sheets of Helen of Troy Limited and subsidiaries as of February 28, 2005 and February 29, 2004, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows and related financial statement schedule for each of the years in the three-year period ended February 28, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of February 28, 2005 and the effectiveness of internal control over financial reporting as of February 28, 2005, which reports appear in the February 28, 2005 annual report on Form 10-K of Helen of Troy Limited.

/s/ KPMG LLP

El Paso, Texas
May 14, 2005